EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended June 30, 1994 of Southern California Edison Company in the previously filed Registration Statements which follow:

      Registration Form        File No.           Effective Date
      -----------------        --------           --------------
          Form S-3             33-53288           November 6, 1992
          Form S-3             33-53290           November 6, 1992
          Form S-3             33-50251           September 21, 1993




                                        ARTHUR ANDERSEN & CO.
                                        ARTHUR ANDERSEN & CO.



Los Angeles, California
August 10, 1994